UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2006
COCONUT PALM ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51418 (Commission File Number)	20-2763411 (IRS Employer Identification No.)
595 South Federal Highway, Suite 500
Boca Raton, Florida 33432
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (561) 955-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 7, 2006, Coconut Palm Acquisition Corp., a Delaware corporation (“CPAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Equity Broadcasting Corporation, an Arkansas corporation (“EBC”), and certain shareholders of EBC, pursuant to which EBC will merge with and into CPAC with CPAC remaining as the surviving corporation (the “Merger”). Following completion of the Merger, it is anticipated that CPAC will change its name to Equity Media Group, Inc.
     The Merger Agreement is attached hereto as Exhibit 10.1 and should be referred to when reading the following summary information included in this Current Report on Form 8-K.
     The Merger Agreement provides that at the closing of the Merger, the EBC shareholders of Class A Common Stock will have their shares canceled and converted into the right to receive 1.461988 shares of CPAC Common Stock, par value $0.0001 per share, the EBC shareholders of Class B Common Stock will have their shares canceled and converted into the right to receive 4.678362 shares of CPAC Class A Common Stock par value $0.0001 per share, and the EBC shareholders of Class A Preferred Stock will have their shares canceled and converted into the right to receive $40,000,000. The payment of $15,000,000 of this $40,000,000 shall be deemed to be satisfied on the closing of the Asset Purchase Agreement between Logan 12, Inc., Price Broadcasting, Inc., Equity Broadcasting, Inc. and Univision Television Group, Inc., pursuant to which EBC would sell two television stations to Univision Television Group, Inc. valued at $15,000,000. In consideration for accrued and unpaid dividends on the outstanding shares of EBC Class A Preferred Stock, (i) Sycamore Venture Capital, LP and its affiliates which are parties to the Merger Agreement (“Sycamore”) shall receive at the effective time of the Merger one share of CPAC Common Stock per $5.13 of accrued and unpaid dividends owed to Sycamore as adjusted for stock splits and similar transactions, and (ii) Univision Communications, Inc. (“Univision”) shall receive at the effective time of the Merger one share of CPAC Series A Convertible Non-Voting Preferred Stock per $5.13 of accrued and unpaid dividends owed to Univision as adjusted for stock splits and similar transactions.
     Outstanding stock options to purchase EBC Class A Common Stock shall be converted at the effective time to options to purchase CPAC Common Stock at fair market value, subject to certain adjustments to the exercise price in the event the fair market value of the CPAC Common Stock exceeds $7.50 per share, as provided in the Merger Agreement.
     The Merger Agreement contains representations and warranties of each of CPAC and EBC, as applicable, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Merger Agreement, (d) taxes, (e) absence of undisclosed liabilities, (f) material contracts, (g) absence of certain changes, (h) employee and employee benefits matters, (i) compliance with applicable laws, (j) absence of litigation, (k) intellectual property, (l) insurance, (m) consents, and as to EBC in particular, (n) licenses and permits, (o) holding of leases and ownership of other properties, (p) title of assets, (q) holding of leases and ownership of other properties, (r) employee and employee benefits matters, (s) environmental matters, and (t) Federal Communications Commission approval.

     Each of CPAC and EBC has agreed, as applicable, to continue to operate its business in the ordinary course prior to the closing of the Merger and additional material covenants include that each party shall not: (i) take any action to cause its representations and warranties to be untrue in any material respect; or (ii) take any action that would reasonably by likely to materially delay the consummation of the Merger in breach of the Merger Agreement. The parties also agreed to deliver consents, stockholder and governmental approvals and agreements which are closing conditions to the Merger. Each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information. CPAC and EBC also agreed to an exclusivity period ending upon the earlier of May 27, 2006 or the date the Merger Agreement terminates by its terms.
     Certain shareholders of EBC, representing approximately 39% of the EBC Class A Common Stock, 100% of the EBC Class B Common Stock, and 100% of the EBC Class A Preferred Stock, entered into a Voting Agreement and Proxy with CPAC in the form attached hereto as Exhibit 10.2 which provides for such shareholders of EBC to vote their shares in favor of the Merger.
     Univision has been granted two-year “piggy-back” registration rights allowing Univision for a period of two years to include its shares of CPAC Common Stock in registration statements filed by EBC (except for certain registration statements for a limited purpose as provided in the Merger Agreement). Subject to certain exceptions, CPAC cannot grant “piggy-back” registration rights which are superior to Univision’s registration rights.
     At the effective time, CPAC will establish a Management Stock Option Plan, a One-Time Management Incentive Plan and enter into Employment and Consulting Agreements with existing EBC management and new affiliation agreements with Univision and its affiliate Telefutura. Also at the effective time, the existing management company providing services to EBC (comprised of affiliates of EBC) shall resolve intercompany transfers as provided pursuant to a Purchase and Settlement Agreement to be executed in connection with closing. An affiliate of CPAC, Royal Palm Capital Partners, LLP, shall provide management services to the surviving corporation pursuant to a Management Services Agreement entered into at the closing.
     CPAC’s due diligence on EBC must conclude four weeks from the date of the Merger Agreement.
     The obligations of the parties to consummate the Merger are subject to certain mutual closing conditions including, among others, EBC shareholder approval, CPAC stockholder approval, government approvals and the execution and closing by Univision of the Asset Purchase Agreement providing for the sale to Univision of two EBC TV stations.
     The obligations of CPAC to consummate the Merger are subject to closing conditions, including, among others, that the indebtedness of EBC does not exceed the maximum indebtedness as defined in the Merger Agreement, and that CPAC has received an appropriate appraisal and fairness opinion.

     The obligations of CPAC to consummate the Merger are subject to closing conditions, including, among others, the effectiveness of a registration statement to be filed with the Securities and Exchange Commission registering shares of CPAC Common Stock issued in connection with the Merger.
     The Merger Agreement may be terminated at any time prior to the closing, as follows: (i) by mutual written consent of CPAC and EBC; (ii) by either CPAC or EBC if the closing has not occurred by December 31, 2006; (iii) by either CPAC or EBC if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; (iv) subject to a 30-day cure period, by either CPAC or EBC if the other party has breached any of its covenants or representations and warranties in any material respect; (v) by either CPAC or EBC, if, at the CPAC or EBC special meeting, respectively, (including any adjournments thereof), the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the stockholders of CPAC or shareholders of EBC, as the case may be; or (vi) by CPAC prior to the termination of the due diligence termination date which is four weeks from the date of the Merger Agreement.
     At closing 2,100,000 shares of CPAC Common Stock to be issued to the EBC shareholders will be deposited into an escrow for 12 months for the benefit of CPAC in order to satisfy the indemnification of CPAC as provided under the Merger Agreement. At the closing CPAC and a representative of the EBC shareholders shall enter into an Escrow Agreement with a third party escrow agent to govern the procedure for the disbursement of the CPAC Common Stock held in escrow. All of CPAC’s claims for indemnification under the Merger Agreement following the closing may only be satisfied by disbursement of the CPAC Common Stock held in escrow. In the event at the closing the indebtedness of EBC as reflected on the closing date balance sheet is less than the maximum indebtedness of EBC ($62,000,000 subject to upward adjustments due to remaining assets at closing) as more specifically defined under the Merger Agreement, then the difference between maximum indebtedness and the closing indebtedness shall be treated as a deductible against claims for indemnification made by CPAC under the Merger Agreement.
Additional Information and Where to Find It
     In connection with the proposed Merger and required stockholder approval, CPAC will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of CPAC. CPAC’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the Merger with EBC. CPAC stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to CPAC, 595 South Federal Highway, Suite 500, Boca Raton, Florida 33432.
     CPAC and its officers and directors may be deemed to have participated in the solicitation of proxies from CPAC’s stockholders in favor of the approval of the Merger. Information concerning CPAC’s directors and executive officers is set forth in the publicly filed documents of CPAC. Stockholders may obtain more detailed information regarding the direct and indirect interests of CPAC and its directors and executive officers in the Merger by reading the preliminary and definitive proxy statements regarding the Merger and private placement financing, which will be filed with the SEC.
ITEM 7.01 REGULATION FD DISCLOSURE
     CPAC issued a press release on April 10, 2006, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced the Merger Agreement. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
     The exhibits listed below are filed herewith.

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and among Coconut Palm Acquisition Corp., Equity Broadcasting Corporation and certain shareholders of Equity Broadcasting Corporation, dated as of April 7, 2006.

10.2	Form of Voting Agreement and Proxy

99.1	Press Release, dated April 10, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2006	COCONUT PALM ACQUISITION CORP.
/s/ Richard C. Rochon
Richard C. Rochon

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and among Coconut Palm Acquisition Corp., Equity Broadcasting Corporation and certain shareholders of Equity Broadcasting Corporation, dated as of April 7, 2006.

10.2	Form of Voting Agreement and Proxy

99.1	Press Release, dated April 10, 2006

7